EXHIBIT 10.29

EXECUTION COPY

GENERAL ELECTRIC RAILCAR SERVICES CORPORATION

February 18, 2005

Mr. Dirk Cook
Manager Coal Transportation
NRG Power Marketing Inc.
211 Carnegie Center
Princeton, NJ 08540-6213

Subject: NRG Power Marketing Inc.

Dear Dirk:

The purpose of this letter is to convey a commitment on the part of General Electric Railcar Services Corporation (“GE Railcar”), to (a) acquire approximately 1,500 newly manufactured aluminum coal gondola cars (the “Equipment”) through the assignment by NRG Power Marketing Inc. (“NRG”) of its right to take delivery of the Equipment under the Johnstown American Corporation Proposal Number 04087, Revision 3, dated August 19, 2004 and accepted by NRG August 23, 2004 (the “Purchase Agreement”) between NRG and Johnstown America Corporation (“Seller”) and (b) to lease the Equipment to NRG pursuant to (i) the Railroad Car Full Service Master Leasing Agreement (the “Master Lease”) dated as of February 18, 2005 between GE Railcar and NRG and (ii) one or more Initial Riders between GE Railcar and NRG, each to be executed as to the Equipment specified therein with payment pursuant to the Purchase Agreement to be made as provided for therein (such date of payment is hereinafter referred to as a “Funding Date”). The lease of the Equipment shall be on the terms set forth in the form of Initial Rider (attached hereto as Exhibit A). Capitalized terms used herein without definition have the meanings described to them in the Master Lease.

This commitment is subject to (a) the execution and delivery of the Master Lease, and (b) satisfaction of the conditions precedent set forth in the Master Lease on the date hereof. In addition to the conditions set forth in the Lease Documents, the commitment to enter into each Initial Rider is subject to the conditions set forth in the form of Initial Rider attached hereto as Exhibit A. The Master Lease, the Guaranty, the Purchase Agreement Assignment, and each Initial Rider executed and delivered by the parties are collectively referred to as the “Lease Documents.” In addition to the conditions set forth in the Lease Documents, the commitment to make the payment due on any Funding Date is subject to the delivery and acceptance of the related Equipment on or prior to September 30, 2005.

GE Railcar’s commitment is based upon the foregoing and the terms and conditions set forth in the Master Lease and the form of Initial Rider. By execution and delivery of this letter to GE Railcar, NRG commits to lease the Equipment from GE Railcar upon the terms, and subject to the conditions, set forth in the Lease Documents. If this agreement is acceptable, please indicate your acceptance by signing in the space below and returning one originally executed commitment to the undersigned. This agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to its conflicts of laws.

Sincerely,

General Electric Railcar Services Corporation

Name:
Title:

Accepted & Agreed:

NRG Power Marketing Inc.

If this agreement is acceptable, please indicate your acceptance by signing in the space below and returning one originally executed commitment to the undersigned

Sincerely,

/s/ James N. Muday

By:	James N. Muday
Title:	Vice President
General Electric Railcar Services Corporation

Accepted & Agreed:

NRG Power Marketing Inc.

By:

Name:

Title:

If this agreement is acceptable, please indicate your acceptance by signing in the space below and returning one originally executed commitment to the undersigned.

Sincerely,

By:
Title: General Electric Railcar Services Corporation

Accepted & Agreed:

NRG Power Marketing Inc.

By:	/s/ Thomas N. May

Name:	Thomas N. May
Vice President
Title:	NRG Power Marketing Inc.

EXHIBIT A TO COMMITMENT LETTER

General Electric Railcar Services Corporation
161 North Clark Street,
Chicago, IL 60601-
Phone 312-853-5235, Fax 312-853-5160

RIDER NO.
RAILROAD CAR FULL SERVICE MASTER LEASING AGREEMENT
This Rider (“Rider”) dated as of                                         , 2005 is made by and between NRG Power Marketing Inc. (“Lessee”), and General Electric Railcar Services Corporation (“Lessor”), and hereby incorporates by reference all terms and conditions of that certain Railroad Car Full Service Master Leasing Agreement by and between Lessee and Lessor dated as of February 18, 2005 (the “Master Lease”) and, by such incorporation, this Rider hereby constitutes a separate agreement of lease with respect to the Cars described herein. The use of the terms “Car” or “Cars” shall mean the railcars listed below.

Pursuant to the terms of that certain Purchase Agreement Assignment, Lessor has agreed to purchase and lease to Lessee up to 1500 Cars for an aggregate Capitalized Lessor’s Cost of up to $94,447,276 pursuant to one or more Riders (collectively, the “Initial Riders”). The Delivery Dates for such Initial Riders shall occur on the dates as the parties may agree, but unless otherwise agreed by the parties (i) each Rider shall relate to one Train Set, (ii) the last Delivery Date shall occur no later than September 30, 2005 and (iii) the monthly rental is to be $465.00 per Car, subject to a one-time adjustment pursuant to Section 4.B of the Master Lease. In no event shall the aggregate Capitalized Lessor’s Cost with respect to all of the Cars to be leased under the Initial Riders exceed the amount of $94,447,276.

Matrix

	Monthly				Hi-U	Hi-U		Delivery
	Rental	Term	#of	Lease	Charge	Threshold	New	Schedule
Car Description	Rate	(Months)	Cars	Type	(per mile)	Miles	Cars	Weeks
286 GRL Coal Gondola	$ ____	120 *	____	Full	$.015	110,000	Yes	____
Cars 122 Ton Aluminum manufactured by Johnstown America (“Seller”)

*	Following the Interim Term

Capitalized Lessor’s Cost: [                                         ] [to include applicable sales tax amounts].

Past Due Rate: The rate equal to the lower of (i) the Deutsche Bank Prime Rate plus 2.0% and (ii) the maximum rate permitted under applicable law.

Stipulated Loss Value: As set forth in Schedule I to this Rider.

Definitions

Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Master Lease.

Car Reporting Marks

The Cars subject to this Rider shall enter Lessee’s service with Lessor’s reporting marks and numbers as set forth on Schedule II to this Rider.

Term

Interim Term: The period beginning on the Delivery Date through September 30, 2005.

Lease Term Commencement Date: October 1, 2005

Lease Term Expiration Date: September 30, 2015.

The lease of the Cars pursuant to this Rider shall commence on the date of this Rider upon satisfaction of the conditions set forth in Section 15B of the Master Lease.

Lessee’s obligation to pay rent under this Rider with respect to each of the Cars will be deemed to have terminated on the later of the expiration date of this Rider or the day after the respective Car arrives at a location within 100 miles of the BNSF route running from the Powder River Basin to Chicago, Illinois or St. Louis, Missouri or as otherwise agreed between Lessor and Lessee. For the avoidance of doubt, all Cars leased pursuant to this Rider will be returned to a single location.

Renewal Term

So long as no Event of Default has occurred and is continuing and Lessee has not exercised its option to terminate this Rider pursuant to the provisions of the Early Termination Option set forth below, Lessee shall have the right to renew the Lease for all but not less than all of the Cars subject to this Rider for one renewal term for a term to be agreed upon by Lessee and Lessor (the “Renewal Term”), provided that Lessee has delivered to Lessor irrevocable written notice not earlier than January 1, 2015 nor later than March 30, 2015. Rent during the Renewal Term shall equal the Fair Market Rental Value of the Cars.

Early Termination Option

So long as no Event of Default has occurred and is continuing, Lessee shall have the right to terminate this Rider with respect to the lease of all but not less than all of the Cars on September 30, 2010, by returning the Cars to Lessor in accordance with Section 10 of the Master Lease and paying to Lessor a termination price of S4,850.00 per Car plus all other amounts due and owing to Lessor on and as of such date, provided that Lessee has delivered to Lessor irrevocable written notice of Lessee’s exercise of its option to terminate substantially in the form of Exhibit A hereto not earlier than January 1, 2010 nor later than March 30, 2010. Upon delivery by Lessee of such notice exercising its option to terminate this Rider, Lessee shall be deemed to have exercised and delivered notice of its option to terminate each other Initial Rider with respect to the lease of all but not less than all of the Cars subject to each other Initial Rider.

Upon return of the Cars to Lessor pursuant to and in accordance with Section 10 of the Master Lease and payment of the termination price set forth above, plus all other amounts due and owing to Lessor, this Rider shall terminate.

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Commodities

Lessee intends to use the Car(s) for service with the following commodities: Coal and Synthetic Fuel. The Lessee agrees that the class of car listed above is correct for service with the following commodities: Coal and Synthetic Fuel. Lessor, upon written request from Lessee, will evaluate and either approve or disapprove the shipment of alternative commodities.

Permitted Use

Lessee shall use the Cars in accordance with the terms of the Master Lease and Schedule III to this Rider.

Cleaning

Lessee assumes full responsibility for all costs associated with the removal, disposal and cleaning of commodities from any Car during and at the end of the lease term, except to the extent Lessor and Lessee expressly agree in writing.

High Mileage Utilization

For each mile reported by the railroads that each Car covered by this Rider travels in excess of the Hi-U Threshold Miles set forth in the matrix set forth on page 1, there will be an additional charge with respect to such Car in an amount equal to the Excess Mileage multiplied by the Hi-U Charge set forth in the. This charge will be calculated by Lessor and paid annually by Lessee in arrears.

For purposes of this section, Excess Mileage for any Car equals the miles for such Car reported by the railroad to Lessor minus the Hi-U Threshold Miles set forth in the matrix set forth on page 1; provided, that the Hi-U Threshold Miles shall be prorated to the extent that this Rider is in effect with respect to such Car for less than a full calendar year.

Delivery Location

Subject to availability, the Car(s) will be delivered to Lessee at Seller’s shop at Danville, Illinois (the “Delivery Location”).

Maintenance Locations

Pursuant to Section 7.C. of the Master Lease, Lessee shall make the Cars available to Lessor at any shop designated by Lessor on the Lessee’s normal routes of movement running from the Powder River Basin to Chicago, Illinois or St. Louis, Missouri or such other locations as Lessor and Lessee may agree.

Tax Benefits

The Tax Benefits available to Lessor are as follows: (A) Lessor shall be entitled to cost recovery deductions under section 168 of the Code with respect to 100% of Capitalized Lessor’s Cost computed assuming that each Item of Equipment is “7-year property,” using the 200% declining balance method over a seven-year recovery period, switching to the straight-line method for the first taxable year for which using the straight-line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance and using the half-year convention, and (B) Lessor will not, at any time, be required to include in its gross income any amounts attributable to the transactions contemplated by this Agreement other than (i) Interim Rent and Basic Term Rent in the amounts and no earlier than at the times such payments are accrued in accordance with Section 4A of this Agreement, (ii) any gain realized by Lessor on a sale or other disposition of the Car(s), and (iii) the receipt of any payment of the amount set forth in the paragraph titled “Early Termination Option” in this Rider.

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Additional Provisions

     A. Lessee hereby certifies that (i) the representations and warranties set forth in Section 11 of the Master Lease are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and (ii) since February 18, 2005 there has been no amendment, modification or repeal of the certificate of incorporation, bylaws or the corporate authority of the Lessee that would adversely affect the ability of the Lessee to perform its obligations under, or the enforceability of, this Rider, the Master Lease or any other Operative Agreement to which it is a party.

     B. So long as no Event of Default has occurred and is continuing, if a Car shall have been deemed to have suffered an Event of Loss pursuant to Section 7.A or 20 of the Master Lease, then Lessee shall have the right to purchase such Car at a purchase price equal to the sum of (A) the higher of (i) the Stipulated Loss Value and (ii) the fair market value for such Car plus (B) all other amounts due and owing to Lessor, in each case, on and as of such date of purchase. Lessee shall give Lessor ten (10) days irrevocable prior written notice of its election to exercise the purchase option provided for in this section. Payment of the purchase price described above shall be made on the date specified in Lessee’s notice to Lessor at the place of payment specified by Lessor in immediately available funds. Upon Lessor’s receipt of such purchase price for such Car, the provisions of Section 10 of the Master Lease relating to such Car shall not apply and Lessor shall deliver a bill of sale transferring and assigning to Lessee all right, title and interest of Lessor in and to such Car on an “as-is” “where-is” basis and without any representation or warranty except as to the absence of any Lessor Lien. The costs of preparing the bill of sale and all other documentation relating to any purchase by Lessee pursuant to this section, the costs of all necessary filings relating to such purchase and any transfer, sales and similar taxes relating to such purchase will be borne by Lessee. In the event of any such purchase and receipt by Lessor of all of the amounts provided in this section, the obligation of Lessee to pay rent hereunder in respect of the applicable Cars shall cease for the period after such purchase and the term of this Rider shall terminate with respect to such Cars.

     C. For purposes of this Rider, the last sentence of Section 3 of the Master Lease is hereby amended and restated as follows:

The date a Car subject to a Rider is moved by a railroad from Seller’s plant pursuant to Lessee’s disposition instructions shall be the “Delivery Date” for such Car.

     D. Section 15.B of the Master Lease is hereby amended to include the following additional conditions precedent:

i.	Each Car shall be a 286 GRL Coal Gondola Car 122 Ton Aluminum manufactured by Johnstown America.

ii.	The last Delivery Date with respect to the Cars covered by the Initial Riders shall occur no later than September 30, 2005.

iii.	After giving effect to this Rider, the aggregate Capitalized Lessor’s Cost with respect to all of the Cars leased under the Initial Riders shall be less than or equal to $94,447,276.

iv.	The Purchase Agreement Assignment dated as of February 18, 2005 by and between Lessee and Lessor and acknowledged by Seller (the “Purchase Agreement Assignment”)

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shall have been duly executed and delivered by the parties thereto and shall be in full force and effect with respect to the Cars subject to this Rider.

     D. Notwithstanding the provisions of Section 21 of the Master Lease, Lessor shall not substitute for any Car another Car, except as permitted under Section 8 of the Master Lease.

     E. Section 31 of the Master Lease is hereby amended to include the following additional definitions:

“Balance Sheet Date” means December 31, 2003.

“Operative Agreements” means the Master Lease, this Rider, the Guaranty, the Purchase Agreement Assignment and the Commitment Letter, dated February 18, 2005, between the Lessor and Lessee.

“Reference Date” means December 17, 2004.

Counterparts

This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original and in each case such counterparts shall constitute but one and the same instrument. To the extent that any Rider would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created without the transfer or possession of the original of this Rider; and no security interest in this Rider may be created by the transfer or possession of any counterpart of a Rider other than the original thereof, which shall be identified as the document marked “Original” and all other counterparts shall be marked “Duplicate”.

[signature page follows]

5

          IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have caused this Rider to be duly executed by their respective authorized representatives all as of the day and year first above written.

Accepted on behalf of:	Accepted on behalf of:
NRG Power Marketing Inc.	General Electric Railcar Services Corporation

By:	By:

Name:	Name:

Title:	Title: Vice President

Guarantor hereby (i) certifies that the representations and warranties in Section 15 of the Guaranty are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), (ii) certifies that since February 18, 2005 there has been no amendment, modification or repeal of the certificate of incorporation, bylaws or the corporate authority of the Guarantor that would adversely affect the ability of the Guarantor to perform its obligations under, or the enforceability of, the Guaranty, this Rider, the Master Lease or any other Operative Agreement to which it is a party, (iii) acknowledges and consents to the terms and conditions of this Rider and (iv) reaffirms its obligations under the Guaranty.

NRG Energy, Inc.

By:

Name:

Title:

Schedule 1

Stipulated Loss Values

Payment	SLV As a Percentage
#	Of OEC
1	100.8021021
2	100.9664223
3	101.126099
4	101.2811321
5	101.4315217
6	101.5795069
7	101.7228486
8	101.8615467
9	101.9978405
10	102.1294908
11	102.2564976
12	102.3810999
13	102.5032979
14	102.6184673
15	102.726608
16	102.8277199
17	102.9218032
18	103.0134822
19	103.0981325
20	103.1757541
21	103.2509713
22	103.3191598
23	103.3803197
24	103.4390752
25	103.4954264
26	103.5467249
27	103.5929709
28	103.6341642
29	103.6703048
30	103.7040412
31	103.7327249
32	103.7563559
33	103.7775827
34	103.7937568
35	103.8048782
36	103.8135953
37	103.8199081
38	103.8214756
39	103.8182979
40	103.810375

Schedule I

Stipulated Loss Values

Payment	SLV As a Percentage
#	Of OEC
41	103.7977068
42	103.7826343
43	103.7628165
44	103.7382535
45	103.7112861
46	103.6795735
47	103.6431157
48	103.6042535
49	103.562987
50	103.5082152
51	103.4399383
52	103.3581562
53	103.2628689
54	103.1651773
55	103.0539804
56	102.9292784
57	102.802172
58	102.6615605
59	102.5074437
60	102.3509226
61	102.1919971
62	102.0314006
63	101.8691331
64	101.7051946
65	101.5395851
66	101.3715712
67	101.2018864
68	101.0305305
69	100.8567702
70	100.681339
71	100.5042367
72	100.3247301
73	100.1428191
74	99.96153568
75	99.7808799
76	99.60085174
77	99.42145119
78	99.23964627
79	99.05846897
80	98.87791928

Schedule I

Stipulated Loss Values

Payment	SLV As a Percentage
#	Of OEC
81	98.69496522
82	98.51263878
83	98.33093994
84	98.14683675
85	97.9603292
86	97.77444926
87	97.58919692
88	97.4045722
89	97.22057508
90	97.03417361
91	96.84839974
92	96.66325349
93	96.47570287
94	96.28877987
95	96.10248447
96	95.91378471
97	95.7226806
98	95.5322041
99	95.3423552
100	95.15313391
101	94.96454024
102	94.7735422
103	94.58317177
104	94.39342896
105	94.20128178
106	94.00976221
107	93.81887025
108	93.62557394
109	93.42987326
110	93.23480019
111	93.04035474
112	92.84653689
113	92.65334665
114	92.45775205
115	92.26278506
116	92.06844568
117	91.87170195
118	91.67558582
119	91.4800973
120	91.28220442

Schedule II

Car Reporting Marks

Schedule II-Page l